SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549-1004





                                   FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) May 29, 1996
                                  --------------




                          GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
- ----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




    767 Fifth Avenue, New York, New York                     10153-0075
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
- --------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------















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
ITEM 5. OTHER EVENTS

         On May 29, 1996 Electronic Data Systems Holding Corporation filed a Quarterly Report on Form 10-Q for the three month period ended March 31, 1996 which reported the same legal proceedings and financial information for Electronic Data Systems Corporation as were reported in the General Motors Corporation Quarterly Report on Form 10-Q for the three month period ended March 31, 1996 filed with the Securities and Exchange Commission on May 15, 1996, except that Part II, Item 1. "Legal Proceedings" and the penultimate paragraph of the management's discussion and analysis section entitled "Restructuring Activities" were revised. The Legal Proceedings section and the revised paragraph are set forth below:

      Legal Proceedings

      Two suits, Stephen A. Solomon v. General Motors Corporation, et al. and TRV Holding Company v. General Motors Corporation, et al., (collectively "Solomon/TRV"), were filed in Delaware Chancery Court on May 13 and 18, 1994, respectively. Such actions have been consolidated, and a consolidated amended complaint was filed on April 2, 1996. In addition, on May 10, 1996, a second amended and supplemental consolidated complaint (the "Second Amended Complaint") was filed by plaintiffs in this action. Another lawsuit, Ward et al., as Trustees for the Eisenberg Children's Irrevocable Trust II v. General Motors Corporation, et al. ("Ward"), was filed in Delaware Chancery Court on November 15, 1995. On May 17, 1996, Solomon/TRV and Ward (collectively, "Solomon/TRV/Ward") were consolidated and the Second Amended Complaint was adopted as the complaint for the consolidated action.

      Solomon/TRV/Ward purports to be a class action brought on behalf of holders of Class E common stock, $0.10 par value per share (the "Class E Common Stock"), of General Motors Corporation, a Delaware corporation ("General Motors"), against certain present and former directors of General Motors, as well as a double derivative action brought on behalf of EDS against certain present and former directors of General Motors and certain former directors of EDS (all of whom are also directors or officers of General Motors). EDS is named in the complaint only as a nominal defendant with respect to the double derivative action. The Second Amended Complaint alleges that defendants have breached and are continuing to breach their fiduciary duties in connection with their conduct with respect to EDS and the proposed split-off of EDS from General Motors (the "Split-Off"). In particular, the complaint alleges that the process of establishing terms for the Split-Off, including the consideration of alternatives to such transaction and the negotiating process in connection therewith, was unfairly dominated and controlled by General Motors and that the resulting terms unfairly benefit General Motors and its continuing shareholders (including the holders of common stock, $1-2/3 par value per share (the "$1-2/3 Common Stock"), and the Class H common stock, $0.10 par value per share (the "Class H Common Stock"), of General Motors) to the detriment of EDS and the holders of Class E Common Stock. The complaint also alleges that the Split-Off would unfairly effect a disposition of EDS because it would not provide for a recapitalization of the Class E Common Stock into $1-2/3 Common Stock at a 120% exchange ratio, as currently provided in the General Motors Certificate of Incorporation upon a disposition by General Motors of substantially all of the business of EDS. Furthermore, the complaint alleges that the solicitation of consents by General Motors with respect to the proposed Split-Off is wrongfully coercive and the solicitation statement being used in connection therewith is materially deficient. The Second Amended Complaint seeks monetary damages from the defendants, as well as an injunction against further action in connection with the Split-Off. In addition, the complaint seeks an order appointing independent representatives to act on behalf of and protect the interests of EDS and the holders of Class E Common Stock. The complaint also seeks an order requiring the defendants to disseminate completely all material information to the holders of Class E Common Stock in connection with the Split-Off.

      On May 10, 1996, the plaintiffs in the consolidated action filed a motion for expedited proceedings, including a request for a hearing on their application for a preliminary injunction against further action in connection with the Split-Off. As a result of such application, a hearing on the plaintiffs' application for a preliminary injunction had been scheduled for May 30, 1996. On May 23, 1996, after limited discovery, the plaintiffs counsel informed the court that plaintiffs had concluded that adequate relief could be afforded to the plaintiff class members after the Split-Off is consummated and were withdrawing their application for expedited proceedings including a preliminary injunction hearing. Accordingly, in these proceedings plaintiffs are no longer pursuing an injunction to prevent consummation of the Split-Off.

      EDS and General Motors believe that the action described above is without merit and, to the extent that they are parties thereto, they intend to defend against this action vigorously.

      Restructuring Activities

      EDS will incur a pre-tax non-recurring charge in the second quarter of 1996 in connection with the restructuring actions discussed above. The amount of the aggregate charge (including the employee related actions, asset writedowns, and other actions being considered) will depend on the number of employees who elect to accept early retirement offers and the determination of which EDS business functions and related facilities would be eliminated or consolidated. EDS has estimated that all such actions could result in an aggregate pre-tax non-recurring charge in the second quarter of 1996 in the range of $500.0 million to $750.0 million (between $.66 and $.99 per share, after tax). Although EDS is continuing to evaluate these matters, it is currently considering actions which, including those that may be taken after the proposed Split-Off, may result in an aggregate charge at the higher end of this range. A portion of the contemplated charge will be of a non-cash nature, the amount of which has not yet been determined. EDS expects that any restructuring actions implemented by it will result in savings commencing in the second half of 1996. The restructuring activities discussed above are not contingent upon the approval or consummation of the Split-Off.



                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)

Date    May 30, 1996
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                                            By

                                            s/Wallace W. Creek
                                            -------------------------------
                                            (Wallace W. Creek, Comptroller)


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